                            MICHIGAN EDUCATIONAL EMPLOYEES
                               MUTUAL INSURANCE COMPANY

                                  PLAN OF CONVERSION



                               DATED:  JUNE 24, 1998

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                                  TABLE OF CONTENTS
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ARTICLE I      GENERAL PROVISIONS
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2    Headings . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II     THE PLAN
     Section 2.1    Approval of Plan . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.2    Reasons for Proposed Conversion. . . . . . . . . . . . . . 6

ARTICLE III    REQUIREMENTS FOR CONVERSION APPROVAL
     Section 3.1    Application to the Bureau. . . . . . . . . . . . . . . . . 8
     Section 3.2    Notice to Eligible Policyholders . . . . . . . . . . . . . 8
     Section 3.3    Articles of Incorporation. . . . . . . . . . . . . . . . . 8
     Section 3.4    The Special Meeting of Policyholders . . . . . . . . . . . 9

ARTICLE IV     THE CONVERSION
     Section 4.1    Purchase Price and Determination of the Number of
                         Subscription Shares to be Offered . . . . . . . . . . 9
     Section 4.2    Number of Subscription Shares to be Sold . . . . . . . . .10
     Section 4.3    Effective Date of Conversion . . . . . . . . . . . . . . .11
     Section 4.4    Status of Policies in Force on the Effective Date. . . . .11
     Section 4.5    Notice to Non-eligible Policyholders . . . . . . . . . . .11

ARTICLE V      THE SUBSCRIPTION OFFERING
     Section 5.1    Allocation of Subscription Rights. . . . . . . . . . . . .12
     Section 5.2    Subscription Rights. . . . . . . . . . . . . . . . . . . .12
     Section 5.3    Limitations Upon Purchases of Subscription Shares. . . . .12
     Section 5.4    Timing of Subscription Offering and Compliance
                         with Applicable Securities Laws . . . . . . . . . . .14
     Section 5.5    Offering Documents . . . . . . . . . . . . . . . . . . . .14
     Section 5.6    Mailing of Offering Materials and Collection of
                         Subscriptions . . . . . . . . . . . . . . . . . . . .14

ARTICLE VI     THE STANDBY PURCHASE AND OPTION AGREEMENT
     Section 6.1    The Standby Purchase and Option Agreement. . . . . . . . .15

ARTICLE VII    ADDITIONAL RELATED TRANSACTIONS
     Section 7.1    Conversion of the Surplus Note . . . . . . . . . . . . . .17
     Section 7.2    The Stock Compensation Plan. . . . . . . . . . . . . . . .17

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ARTICLE VIII   SALE AND TRANSFER REQUIREMENTS AND RESTRICTIONS
     Section 8.1    Method of Payment for Subscription Shares. . . . . . . . .17
     Section 8.2    Undelivered, Defective or Late Order Forms,
                         Insufficient Payment. . . . . . . . . . . . . . . . .17
     Section 8.3    Sales of Subscription Shares to Persons Who Reside
                         in Certain Jurisdictions. . . . . . . . . . . . . . .18
     Section 8.4    Restrictions on Transfer of Shares . . . . . . . . . . . .18
     Section 8.5    Purchases of Shares by Officers and
                    Associates Following Conversion. . . . . . . . . . . . . .19


ARTICLE IX     INTERPRETATION, AMENDMENT AND TERMINATION OF THE PLAN
     Section 9.1    Interpretation of the Plan . . . . . . . . . . . . . . . .19
     Section 9.2    Amendment. . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 9.3    Termination. . . . . . . . . . . . . . . . . . . . . . . .19
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

                         MICHIGAN EDUCATIONAL EMPLOYEES
                            MUTUAL INSURANCE COMPANY

                               PLAN OF CONVERSION

     This Plan of Conversion is effective June 24, 1998, having been duly adopted by the Board of Directors pursuant to Chapter 59 of the Michigan Insurance Code.


                                    ARTICLE I
                               GENERAL PROVISIONS

     SECTION 1.1 DEFINITIONS. The following terms shall have the following meanings when used in this document:

     "ACT" means Chapter 59 of the Michigan Insurance Code, MCL 500.5901, ET SEQ., as amended, which provides for the conversion of a domestic mutual insurer to a domestic stock insurer.

     "ACTING IN CONCERT" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person who acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. Notwithstanding anything to the contrary express or implied in the Plan, the Standby Purchase and Option Agreement or the Act, for purposes of this Plan, and with respect to the Conversion, no Designated Person shall be acting in concert with, or be deemed to be acting in concert with, any Person or any "other party."

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary express or implied in the Plan, the Standby Purchase and Option Agreement or the Act, for purposes of this Plan, and with respect to the Conversion, no Designated Person shall be an Affiliate, or be deemed to be an Affiliate, of any other Designated Person.

     "APPLICATION" means the application for approval of the Conversion to be filed by MEEMIC with the Bureau as contemplated in Section 3.1 of the Plan.

     "APPRAISAL" means the Independent Appraiser's evaluation of the consolidated, Pro Forma Market Value of MEEMIC Holdings.

     "ASSOCIATE" when used to indicate a relationship with any Person, means:
 (i) any Person (other than MEEMIC or MEEMIC Holdings, a majority-owned subsidiary of MEEMIC or

MEEMIC Holdings, or any other Person that is a member of the same consolidated group as MEEMIC or MEEMIC Holdings under generally accepted accounting principles) of which such Person is an officer or partner or is, directly or indirectly the beneficial owner of 10% or more of any class of equity securities: (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such person.
 Notwithstanding anything to the contrary express or implied in the Plan, the Standby Purchase and Option Agreement or the Act, for purposes of this Plan, and with respect to the Conversion, no Designated Person shall be an Associate, or be deemed to be an Associate, of any other Designated Person.

     "BUREAU" means the Insurance Bureau of the Michigan Department of Consumer and Industry Services.

     "CODE"  means the Internal Revenue Code of 1986, as amended.

     "CONVERSION" means: (i) the conversion of MEEMIC to, and the amendment of the Articles of Incorporation of MEEMIC to conform to the requirements of, a Michigan domiciled stock property and casualty insurance company under the laws of the State of Michigan, (ii) the establishment of MEEMIC Holdings as a Michigan business corporation under the Michigan Business Corporation Act, as amended, (iii) the issuance of 100% of the authorized capital stock of the Converted Company to MEEMIC Holdings, (iv) the offer and sale of Shares of MEEMIC Holdings in the Subscription Offering and the Standby Offering, and otherwise, and (v) the conversion of the Surplus Note, all in accordance with the terms of the Plan.

     "CONVERTED COMPANY" means MEEMIC, following its conversion to a Michigan stock property and casualty insurance company from a Michigan mutual property and casualty insurance company pursuant to the Plan.

     "DESIGNATED PERSON" means each of MEEMIC, MEEMIC Holdings, the Converted Company, Professionals Group, Inc., PICOM, each subsidiary of MEEMIC, MEEMIC Holdings, the Converted Company, Professionals Group, Inc. or PICOM, and each officer and each director of each of the foregoing entities.

     "DOLLARS" and the sign "$" mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     "EFFECTIVE DATE" means the date the Conversion of MEEMIC is completed, and the amended and restated Articles of Incorporation for the Converted Company are filed with the Bureau.

     "ELIGIBILITY RECORD DATE" means the close of business on June 24, 1998, the effective date of the adoption of the Plan by the Board of Directors of MEEMIC.

     "ELIGIBLE POLICYHOLDER" means a Person who, on the Eligibility Record Date, is a named insured under a Qualifying Policy issued by MEEMIC; provided however, that if the Qualifying Policy lists more than one named insured, all persons identified on the Qualifying Policy as a named insured shall jointly constitute one Eligible Policyholder with respect to such Qualifying Policy. Notwithstanding anything to the contrary express or implied in the Plan or the articles of incorporation or bylaws of MEEMIC, (i) no Qualifying Policy shall have more than one Eligible Policyholder, and (ii) with respect to each Qualifying Policy for which there is more than one named insured, the act of any one of such named insureds shall constitute the act of the Eligible Policyholder for such Qualifying Policy and all of the named insureds for such Qualifying Policy shall be bound by such act.

     "INDEPENDENT APPRAISER" means a person independent of MEEMIC, experienced and expert in the area of corporate appraisals, chosen and retained by MEEMIC to prepare an appraisal of the Pro Forma Market Value of MEEMIC Holdings.

     "MEEMIC" means Michigan Educational Employees Mutual Insurance
Company.

     "MEEMIC HOLDINGS" means MEEMIC Holdings, Inc., a Michigan business corporation to be established under the laws of Michigan in connection with the Conversion, of which the Converted Company shall be a 100% wholly-owned subsidiary.

     "OFFERING" means the offering of Shares in the Subscription Offering or in the Standby Offering.

     "OFFERING MAXIMUM" means the Valuation Range Maximum less the product of (i) the number of Shares to be issued to the Surplus Note holder pursuant to Section 7.1 of the Plan multiplied by (ii) the Purchase Price.

     "OFFERING MINIMUM" means the Valuation Range Minimum less the product of (i) the number of Shares to be issued to the Surplus Note holder pursuant to Section 7.1 of the Plan multiplied by (ii) the Purchase Price.

     "OFFERING RANGE" means any Dollar amount between the Offering Maximum and the Offering Minimum.

     "OFFICER" means an executive Officer or director of MEEMIC or MEEMIC Holdings, including the Chairman of the Board, other members of the board of directors, President, Vice Presidents, Secretary and Treasurer.

     "ORDER FORM" means the order form or forms to be used by Participants to purchase Subscription Shares pursuant to the Plan.

     "PARTICIPANT" means Eligible Policyholders and Officers.

     "PERSON" means any individual, corporation, partnership, association, limited liability company, trust or other entity.

     "PLAN" means this Plan of Conversion, as it may from time to time be amended, and pursuant to which the Conversion shall be consummated.

     "PICOM" means PICOM Insurance Company, a Michigan domiciled domestic stock insurer, a wholly-owned subsidiary of Professionals Group, Inc.

     "PROFESSIONALS" means Professionals Group, Inc. (formerly known as Professionals Insurance Company Management Group) and PICOM.

     "PRO FORMA MARKET VALUE" means the Independent Appraiser's evaluation of the consolidated, pro forma market value of MEEMIC Holdings upon conversion, as discounted to attract full subscription for the Subscription Shares, as indicated by the Independent Appraiser.

     "PURCHASE PRICE" means the uniform price per share at which the Shares will be offered and sold, which price shall be determined by MEEMIC and MEEMIC Holdings in accordance with Section 4.1 of the Plan.

     "QUALIFYING POLICY" means a policy of insurance issued by MEEMIC and in force as of the close of business on the Eligibility Record Date.

     "REGISTRATION STATEMENT" means the Registration Statement and any amendments thereto filed by MEEMIC Holdings with the SEC pursuant to the Securities Act of 1933, as amended, to register the Shares to be offered in the Subscription Offering or otherwise pursuant to the Plan.

     "SALE" or "SELL" mean every contract to sell or otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the Bureau.

     "SEC" means the Securities and Exchange Commission.

     "SHARES" means authorized shares of common stock, no par value per share, of MEEMIC Holdings.

     "SPECIAL MEETING" means the Special Meeting of Eligible Policyholders to be called by MEEMIC for the purpose of submitting the Plan to its Eligible Policyholders for approval.

     "STANDBY OFFERING" means the offer and sale of Subscription Shares to Professionals pursuant to the Standby Purchase and Option Agreement as contemplated under Section 6.1 of the Plan.

     "STANDBY PURCHASE AND OPTION AGREEMENT" means the Standby Purchase and Option Agreement to be entered into among MEEMIC Holdings and Professionals.

     "STOCK COMPENSATION PLAN" means the Stock Compensation Plan as described in

Section 7.2 of the Plan, pursuant to which additional incentives may be provided to Officers and employees of MEEMIC and MEEMIC Holdings to facilitate their purchase of stock in MEEMIC Holdings.

     "SUBSCRIPTION OFFERING" means the offering of Subscription Shares to Participants pursuant to the Plan.

     "SUBSCRIPTION OFFERING PROSPECTUS" means the final prospectus relating to the Registration Statement and filed with the SEC pursuant to the federal securities laws, and to be used in connection with the Subscription Offering.

     "SUBSCRIPTION PARTICIPANTS" means those Participants that irrevocably elect to exercise their Subscription Rights.

     "SUBSCRIPTION RIGHTS" means the non-transferable, non-negotiable, personal rights of Participants to subscribe to purchase Subscription Shares at the Purchase Price.

     "SUBSCRIPTION SHARES" means those Shares initially offered to Participants pursuant to the Subscription Offering at the Purchase Price, and subsequently offered, in certain circumstances, to Professionals pursuant to the Standby Purchase and Option Agreement.

     "SURPLUS NOTE" means the Surplus Note dated April 7, 1997 issued by MEEMIC to PICOM in the principal amount of $21,500,000.

     "VALUATION RANGE" means the Independent Appraiser's estimated range of the consolidated Pro Forma Market Value of MEEMIC Holdings as provided in Section 4.1 of the Plan.

     "VALUATION RANGE MAXIMUM" means that valuation which is ten percent (10%) above the midpoint of the Valuation Range as provided in Section 4.1 of the Plan.

     "VALUATION RANGE MINIMUM" means that valuation which is ten percent (10%) below the midpoint of the Valuation Range as provided in Section 4.1 of the Plan.

     SECTION 1.2 HEADINGS. The section headings contained in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.


                                   ARTICLE II
                                    THE PLAN

     SECTION 2.1. APPROVAL OF PLAN. Under the Plan, MEEMIC will convert from a Michigan domiciled mutual property and casualty insurance company to a Michigan domiciled stock property and casualty insurance company pursuant to the Act, and become a wholly-owned subsidiary of MEEMIC Holdings. The Conversion is subject to the provisions of the Act, the approval of the Bureau, and the terms of this Plan. The Plan must be approved:

     (a) by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors of MEEMIC;

     (b)  in writing by the Bureau prior to the date of the Special
          Meeting; and

     (c) by the affirmative vote of at least two-thirds (2/3) of the votes cast at the Special Meeting of Eligible Policyholders of MEEMIC.

     Pursuant to the Plan, Subscription Shares will be offered at the Purchase Price in the Subscription Offering to Participants pursuant to the exercise of nontransferable Subscription Rights granted to them. The number of Subscription Shares to be issued in the Subscription Offering will be based upon an independent appraisal of MEEMIC Holdings and will reflect the estimated Pro Forma Market Value of MEEMIC Holdings, as described in greater detail herein. In addition, Shares will be used to pay the amount of principal and interest due on the Surplus Note on the Effective Date.

     The Conversion is contingent upon MEEMIC receiving a legal opinion or an opinion from its accountants, or a ruling from the Internal Revenue Service substantially to the effect that the Plan should not or will not result in certain adverse federal or state income tax consequences to MEEMIC, MEEMIC Holdings or Eligible Policyholders, including but not limited to, an opinion that the Plan should not or will not result in a taxable re-organization of MEEMIC under the Code.

     SECTION 2.2 REASONS FOR PROPOSED CONVERSION. On February 7, 1997, subject to the approval of the Bureau, an agreement was entered into between MEEMIC, Professionals Insurance Company Management Group, and PICOM. The purpose of the agreement was to arrange for a capital infusion into MEEMIC in order to allow MEEMIC to obtain capital and expand its insurance capacity and business operations, including the acquisition of its exclusive sales agency. As part of the agreement, Professionals arranged for a capital infusion into MEEMIC, and agreed to assist MEEMIC to increase its insurance capacity and provide strategic consulting and information system services pursuant to (i) a surplus note issued by PICOM to MEEMIC, (ii) a management services agreement under which Professionals assumed responsibility for certain business operations of MEEMIC, and
(iii) MEEMIC's agreement to enter into a quota share reinsurance agreement with PICOM. As part of the transaction, nominees of Professionals Insurance Company Management Group were appointed to replace the members of MEEMIC's Board of Directors at the time.

     On February 25, 1997, Professionals Insurance Company Management Group made a Form A filing with the Bureau seeking approval for Professionals to acquire control of MEEMIC as defined in the Michigan Insurance Code. As part of that filing, the Bureau reviewed and approved the arrangements set forth above. In addition, the Form A filing advised the Bureau that Professionals Insurance Company Management Group contemplated that MEEMIC would, at a future date, be converted to a stock company with the support and participation of Professionals, subject to the appropriate approvals being obtained. In an Order Approving

Acquisition dated April 4, 1997, the Bureau approved Professionals Insurance Company Management Group's acquisition of control of MEEMIC.

     Subsequently, on September 22, 1997, MEEMIC, Professionals, and MEEMIC Insurance Services Corporation (a wholly owned subsidiary of MEEMIC) entered into an asset purchase agreement with its exclusive agents, Michigan Educators Insurance Agency, Inc. and Michigan Educators Life Insurance Agency, Inc. (collectively, the "Agency"). As part of this transaction, MEEMIC Insurance Services Corporation agreed to purchase the agency contract rights to sell MEEMIC products, and certain related assets of the Agency for the purpose of consolidating the marketing operations and sales for insurance issued by MEEMIC. Professionals Insurance Company Management Group and PICOM facilitated the acquisition of the Agency by providing certain capital through the Surplus Note, and guaranties of payment obligations of MEEMIC Insurance Services Corporation. This transaction was approved by the Bureau in a Supplemental Order on September 19, 1997.

     MEEMIC has found the relationship with Professionals Insurance Company Management Group to be beneficial in furthering MEEMIC's corporate goals. MEEMIC now desires to pursue its Conversion with the support and assistance of Professionals. Professionals has agreed to assist in the Conversion process by converting the Surplus Note, thus canceling the related principal and interest payment obligations of MEEMIC. Professionals has also agreed to serve as the Standby purchaser so as to assure that the Subscription Offering is completed without underwriting fees and charges to MEEMIC. MEEMIC has agreed to grant to Professionals the right to purchase such additional Shares following the Subscription Offering as may be required to obtain a fifty one percent (51%) ownership position in MEEMIC, as set forth in greater detail herein, thereby maintaining the strong and beneficial relationship between the companies and without creating a change of control for regulatory purposes.

     It is the desire of the Board of Directors of MEEMIC to convert MEEMIC to a stock insurance company and to issue the stock of MEEMIC Holdings in order to: (i) increase MEEMIC's statutory surplus to support current and future writings and provide additional security to policyholders, (ii) support future product lines and geographic diversification, growth and expansion, (iii) provide MEEMIC with the ability to improve operational flexibility by providing MEEMIC with increased options for addressing the Surplus Note and related agreements,
(iv) provide financial participation to the policyholders in the success of MEEMIC, and (v) create opportunities for financial participation by all parties to create incentives to maximize performance of MEEMIC. It is the further desire of the Board of Directors of MEEMIC to reorganize the Converted Company as a wholly-owned subsidiary of MEEMIC Holdings in order to enhance and improve operational flexibility, diversification of business opportunities and financial capability for business and regulatory purposes, thus enabling the Converted Company to compete more effectively with other insurance companies.


                                   ARTICLE III
                      REQUIREMENTS FOR CONVERSION APPROVAL

     SECTION 3.1 APPLICATION TO THE BUREAU. Within 90 days after adoption of the Plan by the Board of Directors of MEEMIC and prior to submission of the Plan to the Eligible Policyholders for approval at the Special Meeting, MEEMIC shall file the Application with the Bureau. The Application shall contain the following documents and information:

          (a)  The Plan;

          (b) The independent evaluation of Pro Forma Market Value of MEEMIC Holdings required by Section 4.1 of the Plan,

          (c)  The form of notice required by Section 3.2 of the Plan;

          (d)  The form of proxy to be solicited from Eligible
     Policyholders pursuant to Section 3.4 of the Plan;

          (e)  The form of notice required by the Act and pursuant to
     Section 4.5 to persons whose policies are issued after adoption of the Plan but before the Effective Date;

          (f) The proposed amended Articles of Incorporation and bylaws of the Converted Company; and

          (g) A business plan for the Converted Company that describes anticipated changes in the post conversion business of the Converted Company and the Converted Company's plan to deploy the capital acquired in the conversion.

          (h) Such other necessary or appropriate documents relating to the Plan.

     SECTION 3.2 NOTICE TO ELIGIBLE POLICYHOLDERS. Following the filing of the Application and at least 21 days before the date fixed for the Special Meeting described in Section 3.4 of the Plan, MEEMIC shall send a notice by first class mail to each Eligible Policyholder, which notice shall:

          (a)  briefly but fairly describe the Plan; and

          (b) inform such Eligible Policyholder of the right of such Eligible Policyholder to vote upon the Plan.

Such notice may be given by mailing one notice per Qualifying Policy to the address of the holder(s) of the Qualifying Policy as such address appears on the records of MEEMIC; provided, however, that separate notices to each named insured on a Qualifying Policy shall not be required.

     SECTION 3.3 ARTICLES OF INCORPORATION. As part of the Conversion, Articles of Incorporation will be adopted by MEEMIC to authorize MEEMIC to operate as a Michigan stock insurance company. Eligible Policyholders of MEEMIC must approve revised Articles of

Incorporation by the affirmative vote of at least two thirds (2/3) of the votes cast at the Special Meeting described in Section 3.4 of the Plan. The amendment of the existing Articles of Incorporation of MEEMIC shall occur on the Effective Date. The Articles of Incorporation and bylaws of the Converted Company shall be filed with the Bureau following the Special Meeting.

     SECTION 3.4 THE SPECIAL MEETING. Subsequent to the approval of the Plan by the Bureau, the Special Meeting shall be scheduled for consideration of the Plan in accordance with MEEMIC's bylaws and applicable law. An affirmative vote of not less than two-thirds of the Eligible Policyholders voting in person or by proxy at the Special Meeting shall be required for approval of the Plan. Each Eligible Policyholder shall be entitled to one vote per Qualifying Policy. Voting may be in person or by proxy.

     Notice of the Special Meeting shall be given by MEEMIC by means of a notice of special meeting, proxy statement, and form of proxy authorized for use by the Bureau and mailed to the address of the holder(s) of each Qualifying Policy as such address appears on the records of MEEMIC at least 21 days prior to the Special Meeting; provided, however, that separate notices to each named insured for each Qualifying Policy shall not be required. MEEMIC may in its discretion include with this mailing a Subscription Offering Prospectus as provided in Section 5.5 of the Plan.

     MEEMIC shall notify the Bureau of the vote of the Eligible
Policyholders taken at the Special Meeting. In addition, MEEMIC will file with the Bureau the minutes of the Special Meeting at which the Plan was approved.


                                   ARTICLE IV
                                 THE CONVERSION

     SECTION 4.1 PURCHASE PRICE AND DETERMINATION OF THE NUMBER OF SUBSCRIPTION SHARES TO BE OFFERED. The total number of Subscription Shares (or a range thereof) of MEEMIC Holdings to be issued and sold in the Conversion shall be determined as follows:

     (a) INDEPENDENT APPRAISER. The Independent Appraiser will be retained by MEEMIC to prepare an appraisal of the Pro Forma Market Value of the Converted Company. The Independent Appraiser will establish a valuation range consisting of a midpoint valuation, a valuation ten percent (10%) above the midpoint valuation and a valuation ten percent (10%) below the midpoint valuation. The valuation of the Independent Appraiser will be based upon the currently available information concerning the financial condition of MEEMIC, a comparison of MEEMIC with comparable publicly held insurance companies and such other factors as the Independent Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including (as required by the Act) that value which the Independent Appraiser estimates to be necessary to attract a full subscription for the Shares to be offered in the Offering. The valuation of the Independent Appraiser will be submitted to the Bureau as part of the Application to be filed by MEEMIC for approval of the Conversion pursuant to Section 3.1 of the Plan. The

Company may, with permission of the Bureau, adjust the valuation, the Valuation Range Minimum and the Valuation Maximum if MEEMIC shall determine that a material change in financial condition of MEEMIC or other factors considered by the Independent Appraiser require an update of the appraisal.

     (b) PURCHASE PRICE. The Purchase Price at which the Subscription Shares will be offered and sold will be uniform as to Participants in the Subscription Offering and will be established by MEEMIC and MEEMIC Holdings at a reasonable amount.

     (c) NUMBER OF SUBSCRIPTION SHARES TO BE OFFERED. The number of Subscription Shares to be offered in the Offering shall be equal to the Valuation Range Maximum divided by the Purchase Price, less the number of Shares to be issued to the Surplus Note holder pursuant to Section 7.1 of the Plan (assuming for this purpose, an Effective Date of November 1, 1998).

     SECTION 4.2  NUMBER OF SUBSCRIPTION SHARES TO BE SOLD.

     (a) RESPONSE TO SUBSCRIPTION OFFERING MEETS OR EXCEEDS OFFERING MAXIMUM. If the number of Subscription Shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Offering Maximum, then the Conversion shall be promptly consummated. On the Effective Date, MEEMIC Holdings shall issue Subscription Shares to the Subscribing Participants. The number of Subscription Shares issued under this Section 4.2(a) may not exceed the maximum number of Subscription Shares offered in the Subscription Offering. In the event of an oversubscription in the Subscription Offering, Subscription Shares shall be allocated among the Subscribing Participants as provided in Section 5.3(d) of the Plan. No fractional Shares shall be issued.

     (b) RESPONSE TO SUBSCRIPTION OFFERING WITHIN OFFERING RANGE. If, upon conclusion of the Subscription Offering, the number of Subscription Shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is within the Offering Range then the Conversion shall be promptly consummated. To the extent that Subscription Shares remain unsold after the subscriptions of all Participants in the Subscription Offering have been satisfied in full, Professionals may elect to purchase Subscription Shares pursuant to the Standby Purchase and Option Agreement. The number of Subscription Shares issued under this
Section 4.2(b) may not exceed the maximum number of Subscription Shares offered in the Subscription Offering. On the Effective Date, MEEMIC Holdings shall issue to Subscribing Participants Subscription Shares in an amount sufficient to satisfy the subscriptions of such Participants in full and shall issue to Professionals Subscription Shares in an amount determined by the Standby Purchase and Option Agreement and Professionals' elections thereunder. No fractional Shares shall be issued.

     (c) RESPONSE TO SUBSCRIPTION OFFERING DOES NOT MEET OFFERING MINIMUM. If the number of Subscription Shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is less than the Offering Minimum, then in such event, pursuant to the Standby Purchase Agreement, Professionals shall be required to purchase the number of Subscription Shares necessary to meet the Offering Minimum and may elect to purchase additional Subscription Shares up to but not exceeding the Offering Maximum. If the aggregate number of Subscription Shares subscribed for in the Subscription Offering and the Standby Offering, multiplied by the Purchase Price is equal to or greater than the Offering Minimum, then the Conversion shall be consummated promptly. On the Effective Date, MEEMIC Holdings shall issue to Subscribing Participants Subscription Shares in an amount sufficient to satisfy the subscriptions of such Participants in full and shall issue to Professionals Subscription Shares in an amount determined by the Standby Purchase and Option Agreement and Professionals' elections thereunder. No fractional Shares shall be issued.

     (d) RESPONSE TO SUBSCRIPTION OFFERING AND STANDBY OFFERING DOES NOT MEET OFFERING MINIMUM. In the unanticipated event that the aggregate number of Subscription Shares subscribed for in the Subscription Offering and in the Standby Offering multiplied by the Purchase Price is less than the Offering Minimum, then in such event MEEMIC and MEEMIC Holdings, in consultation with the Bureau, may cancel the Offering and terminate the Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Bureau.

     SECTION 4.3 EFFECTIVE DATE OF CONVERSION. The Conversion shall be consummated on the Effective Date. On the Effective Date, MEEMIC shall become a Michigan domiciled stock insurance company and will issue 1,500,000 shares of its common stock to MEEMIC Holdings at a par value of one dollar ($1.00) per share, and Shares of MEEMIC Holdings will be issued and sold to the Participants and, if applicable, to Professionals pursuant to the Standby Offering.

     SECTION 4.4 STATUS OF POLICIES IN FORCE ON THE EFFECTIVE DATE. Each policy of insurance issued by MEEMIC and in force on the Effective Date shall remain in force as a policy issued by the Converted Company in accordance with the terms of such policy, except that, from and after the Effective Date: (i) all voting rights (if any) of the holder of such policy shall be extinguished, and (ii) all rights (if any) of the holder of such policy to share in the surplus of MEEMIC or the Converted Company shall be extinguished, including but not limited to the ability to share in the surplus upon liquidation.

     SECTION 4.5 NOTICE TO NON-ELIGIBLE POLICYHOLDERS. The holder(s) of each policy whose policy was issued subsequent to the Eligibility Record Date but prior to the Effective Date shall be given written notice of the Plan in a form approved by the Bureau, no later than forty-five (45) days after the Effective Date. The notice shall be sent to the address of the holder(s) as it appears on the records of MEEMIC; provided, however, that separate notices to each named insured on each policy shall not be required. The notice shall:

     A. include the description of the Plan provided the Eligible Policyholders pursuant to the Section 3.2 of the Plan; and

     B. advise the named insured of his or her right to cancel the policy and to receive a pro rata refund of unearned premiums.

                                    ARTICLE V
                            THE SUBSCRIPTION OFFERING

     SECTION 5.1. ALLOCATION OF SUBSCRIPTION RIGHTS. Subscription Rights to purchase Subscription Shares at the Purchase Price will be distributed to the Participants. Participants will receive, without payment, Subscription Rights to purchase in the aggregate, Subscription Shares equal to the Offering Maximum divided by the Purchase Price.

     The maximum number of Shares which may be purchased by Participants in the aggregate shall be equal to the Offering Maximum divided by the Purchase Price.

     SECTION 5.2 SUBSCRIPTION RIGHTS. Subscription Rights are nontransferable, nonnegotiable personal rights to subscribe for and purchase Subscription Shares at the Purchase Price. Subscription Rights will be distributed, without payment, to each Participant as described in
Section 5.5 and Section 8.2. The receipt of Subscription Rights by a Participant will permit (but will not require) the Participant to subscribe to purchase Subscription Shares at the Purchase Price in the Subscription Offering.

     The exercise of Subscription Rights is irrevocable and an executed Order Form may not be modified, amended or rescinded; provided, however, that upon request of a Participant and evidence of exigent circumstances, MEEMIC and MEEMIC Holdings will waive the irrevocable nature of the subscription. In a circumstance where a waiver is granted, MEEMIC and MEEMIC Holdings will direct the return of the payment for the Subscription Shares subscribed for to the Participant. Conversely, the failure of a Participant to timely deliver a duly executed Order Form, together with full payment for the Shares subscribed for, will be deemed to constitute an irrevocable waiver and release by the Participant of all rights to subscribe for and purchase of Subscription Shares in the Subscription Offering.

     SECTION 5.3 LIMITATIONS UPON PURCHASES OF SUBSCRIPTION SHARES. The following additional limitations and exceptions shall apply to all purchases of Subscription Shares:

     (a) SUBSCRIPTION CATEGORY NO. 1: ELIGIBLE POLICYHOLDERS. There is reserved in the aggregate for Eligible Policyholders an amount of Subscription Shares equal to ninety percent (90%) of the Subscription Shares offered in the Subscription Offering. For purposes of Subscription Category No. 1, Eligible Policyholders shall not include the Officers. In the event less than all of the Subscription Shares reserved for Officers under Section 5.3(b), are subscribed for by Officers, such Subscription Shares shall also be available to Eligible Policyholders. Individual purchases by Eligible Policyholders shall be subject to the following additional limitations:

          (i) MINIMUM PURCHASES. No Eligible Policyholder may purchase fewer than 100 Subscription Shares, unless such minimum amount is reduced pursuant to the oversubscription provisions of Section 5.3(d).

          (ii) MAXIMUM PURCHASES. Each Eligible Policyholder may purchase, for each

     Qualifying Policy held by the Eligible Policyholder, a maximum of one quarter of one percent (0.25%) of the number of Subscription Shares offered in the Subscription Offering. For purposes of determining whether the maximum purchase amount has been reached, the purchase of each Eligible Policyholder shall be aggregated with purchases by such person's Affiliates and Associates, or by a group of persons Acting in Concert, and the maximum shall be applied to such aggregated amount.

     (b) SUBSCRIPTION CATEGORY NO. 2: OFFICERS. There is reserved in the aggregate for Officers, together with their Associates, an amount of Subscription Shares equal to ten percent (10%) of the Subscription Shares offered in the Subscription Offering. In the event not all of these reserved Subscription Shares are subscribed for by Officers, such Subscription Shares shall be available to Eligible Policyholders under
Section 5.3(a). Individual purchases by Officers shall be subject to the following additional limitations:

          (i) MINIMUM PURCHASES. No individual Officer (together with his or her Associates) may purchase fewer than 100 Subscription Shares, unless such minimum amount is reduced pursuant to the oversubscription provisions of Section 5.3(d).

          (ii) MAXIMUM PURCHASES. Purchases of Subscription Shares in the Offering by any individual Officer, when aggregated with purchases by his or her Associates, shall not exceed two and one half percent (2.5%) of the number of Subscription Shares offered in the Subscription Offering.

     (c) NO PURCHASES BY ESOP. No Employee Stock Purchase Plan has been established by MEEMIC or MEEMIC Holdings which would be permitted to purchase Subscription Shares.

     (d) RULES FOR OVERSUBSCRIPTIONS. In the event of an oversubscription in either Subscription Category No. 1 or Subscription Category No. 2, Subscription Shares will be allocated among Participants within each category, by reducing the subscriptions of certain
Participants according to the following methodology:

          (i) MEEMIC Holdings will determine the number of Subscription Shares by which Subscription Category No. 1 and/or Subscription Category No. 2 is oversubscribed.

          (ii) MEEMIC Holdings will identify the Participant or Participants which have subscribed for the largest and second largest number of Subscription Shares in each category, and reduce the number of shares subscribed for by the Participant with the largest subscription (or on a pro-rata basis among the Participants with the largest subscriptions) to the number of Subscription Shares which have been subscribed for by the Participant or Participants with the second largest subscription(s), but in no event reducing subscriptions by an aggregate amount in excess of the number of Subscription Shares identified in 5.3(d)(i) above, as rounded to the nearest whole Share(s).

          (iii) MEEMIC Holdings will repeat the methodology set forth in
     Section 5.3(e)(ii) above, for so many iterations as shall be necessary to eliminate oversubscriptions within each subscription category.

     (e) By purchasing Subscription Shares, each person purchasing Subscription Shares shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any Participant (including any Associate or Affiliate of such person or person otherwise Acting in Concert with such Participant), MEEMIC Holdings shall have the right to purchase from such Participant at the Purchase Price all Subscription Shares acquired by such Participant in excess of any such purchase limitation or, if such excess shall have been sold by such Participant, to receive the difference between the Purchase Price paid for such excess Shares and the proceeds received by such Participant from the sale of such excess Shares. This right of MEEMIC Holdings to purchase such excess Shares shall be assignable by MEEMIC Holdings.

     SECTION 5.4 TIMING OF SUBSCRIPTION OFFERING AND COMPLIANCE WITH APPLICABLE SECURITIES LAWS. MEEMIC Holdings shall make all filings with the SEC and take all actions necessary to register its Shares under the Securities Act of 1933, as amended.

     MEEMIC intends to submit the Plan to Eligible Policyholders for approval prior to the commencement of the Subscription Offering. If, however, MEEMIC elects to commence the Subscription Offering concurrently with or during the proxy solicitation of Eligible Policyholders, and closes the Subscription Offering before the Special Meeting, the offer and sale of the Converted Company Capital Stock shall be conditioned upon approval of the Plan by the Eligible Policyholders.

     MEEMIC and MEEMIC Holdings shall not distribute the Subscription Offering Prospectus until its Registration Statement has been declared effective by the SEC. MEEMIC and MEEMIC Holdings shall not distribute any Order Form to any Participant until the Registration Statement has been filed with the SEC.

     SECTION 5.5 OFFERING DOCUMENTS. Within 5 business days after the SEC has declared the Registration Statement effective, the Subscription Offering shall be commenced. MEEMIC and MEEMIC Holdings shall mail to the address of each holder(s) of a Qualifying Policy as such address appears on the records of MEEMIC a written notice of the commencement of the Subscription Offering. The notice shall state that MEEMIC and MEEMIC Holdings are not required to furnish a Subscription Offering Prospectus unless an Eligible Policyholder returns by a reasonable date certain an accompanying postage-paid, written communication requesting the receipt of the Subscription Offering Prospectus and an Order Form. MEEMIC will also make such postage-paid communications available to Eligible Policyholders
at each MEEMIC insurance agency location.   Such notice may be given by
mailing one notice to the address of the holder(s) of each Qualifying Policy as such address appears on the records of MEEMIC; provided, however, that separate notices to each named insured in each Qualifying Policy shall not be required.

     SECTION 5.6  MAILING OF OFFERING MATERIALS AND COLLECTION OF
SUBSCRIPTIONS. After approval of the Plan by the Bureau and the compliance with all SEC requirements, MEEMIC and MEEMIC Holdings shall distribute the Subscription Prospectus, Order Forms and related documents for the purchase of Shares in accordance with Section 5.5.

     The recipient of an Order Form will be instructed to (i) review the Subscription Offering Prospectus and, in the event such Participant elects to purchase any of the Shares offered in the Subscription Offering, (ii) properly complete, execute and return the Order Form to MEEMIC or its designee not more than 45 days from commencement of the Subscription Offering unless such date is extended. Self-addressed, postage paid return envelopes shall accompany the Order Forms when mailed.

     Following the 45 day offering period described in the preceding paragraph, MEEMIC shall have an additional 45 day period to deliver the Subscription Shares as set forth in this Plan.

                                   ARTICLE VI
                    THE STANDBY PURCHASE AND OPTION AGREEMENT

     SECTION 6.1 THE STANDBY PURCHASE AND OPTION AGREEMENT. To the extent that fewer than the maximum number of Subscription Shares permitted to be sold to Eligible Policyholders are purchased in the Subscription Offering, Subscription Shares shall be sold in a private placement to Professionals pursuant to the Standby Purchase and Option Agreement. The Standby Purchase and Option Agreement provides that Professionals shall be required to purchase any Subscription Shares necessary to be sold to reach the Offering Minimum and provides that Professionals may purchase additional Subscription Shares, not to exceed the Offering Maximum. The Board of Directors of MEEMIC has determined that an underwritten public offering is not a viable alternative for the disposal of Subscription Shares not sold through the Subscription Offering due to (a) the costs and expenses associated with such a public offering, (b) the small number of shares anticipated to be available for a public offering following the Subscription Offering, and (c) the uncertainty of the ability to sell all such Subscription Shares in a public offering versus the firm commitment and certainty of such sale pursuant to the Standby Purchase and Option Agreement. By entering into the Standby Purchase and Option Agreement, MEEMIC will have assurances that the Conversion will be completed.

     In addition to the Subscription Shares to be issued pursuant to the Offering on the Effective Date, Professionals shall have the right to purchase additional Shares subsequent to the Effective Date pursuant to the Standby Purchase and Option Agreement. Under the terms of the Standby Purchase and Option Agreement, Professionals has the option, but not the obligation, to purchase, commencing on the Effective Date and continuing for a one year period, the number of Shares equal to the following:

          (i) .51 multiplied by the number of outstanding Shares of MEEMIC Holdings as of the date Professionals gives notice of the intent to exercise the option; plus (ii) 153,000; less (iii) the number of Shares issued to PICOM pursuant to Section 7.1 of the Plan; less (iv) the number of Shares (if any) purchased by Professionals in the Standby Offering; less (v) any other Shares owned by Professionals (if any) at the time Professionals gives notice of intent to exercise the option;

          The sum of (i) through (v) above shall then be divided by .49.

     The intent of the foregoing paragraph is to provide an option to Professionals to obtain a 51% ownership interest in MEEMIC Holdings.

     The price of the Shares purchased pursuant to the foregoing formula shall be determined as follows:

     (a) If the option is exercised by Professionals within the first 90 calendar days immediately following the Effective Date, Professionals shall purchase each Share at 140% of the Purchase Price. 120 calendar days after the Effective Date, the price per Share purchased pursuant to the option shall be adjusted to be the larger of (i) the average of the fair market value per Share over the twenty calendar day period commencing 70 calendar days after the Effective Date or (ii) 140% of the Purchase Price.

     (b) If the option is exercised by Professionals after the first 90 calendar days immediately following the Effective Date, Professionals shall purchase each Share at a price equal to the larger of (i) the average of the fair market value per Share over the 20 calendar day period immediately preceding the exercise date, or (ii) 140% of the Purchase Price.

     For purposes of the Standby Purchase and Option Agreement, Section 7.1, and otherwise, Professionals shall be permitted to acquire more than five percent (5%) of the Shares, notwithstanding the limitations set forth in Section 5909(1) of the Act.

                                   ARTICLE VII
                         ADDITIONAL RELATED TRANSACTIONS


     SECTION 7.1 CONVERSION OF THE SURPLUS NOTE. On the Effective Date, the aggregate of all sums due and owing on the Surplus Note as of November 1, 1998 (the "Conversion Amount"), including principal and interest, shall be converted into that number of Shares determined by dividing the Conversion Amount by the Purchase Price, rounded upward to the nearest whole Share. In addition to the foregoing, all interest which accrues on or after November 1, 1998 and prior to the Effective Date (if any) shall be calculated as set forth in the Surplus Note and shall be paid by MEEMIC to PICOM in cash on the Effective Date. Upon such conversion of the Surplus Note, the Surplus Note shall be deemed to have been paid in full. The issuance of Shares upon conversion of the Surplus Note shall be in addition to the issuance of Subscription Shares to be offered to Participants in the Offering.

     SECTION 7.2 THE STOCK COMPENSATION PLAN. It is the intention of MEEMIC Holdings to adopt a Stock Compensation Plan, which plan shall be subject to approval by the shareholder(s) of MEEMIC Holdings. The Stock Compensation Plan, among other things, will authorize the Board of Directors of MEEMIC Holdings to grant to Officers, and employees of MEEMIC Holdings and MEEMIC options to purchase up to a maximum of 300,000 Shares in the aggregate, which options shall be exercisable at the Purchase Price. Shares issued pursuant to the exercise of options could be from treasury stock or newly issued shares. Upon approval by the Bureau of this Plan, Shares issued pursuant to the Stock Compensation Plan may be issued for services rendered to MEEMIC and/or MEEMIC Holdings in aiding, promoting, or assisting in the Conversion. Following the consummation of the Conversion, the Stock Compensation Plan will replace the existing Amended and Restated Michigan Educational Employees Mutual Insurance Company Incentive Plan, and therefore, there will be no future awards by MEEMIC under that plan.


                                 ARTICLE VIII
                               SALE AND TRANSFER
                         REQUIREMENTS AND RESTRICTIONS

     SECTION 8.1 METHOD OF PAYMENT FOR SUBSCRIPTION SHARES. Payment for all Subscription Shares subscribed for in the Subscription Offering must be received in full by MEEMIC or its designee, together with properly completed and executed Order Forms, on or prior to the expiration date specified on the Order Form, unless such date is extended by MEEMIC. Payment for all Subscription Shares by Participants may be made in cash (if delivered in person) or by check or money order.

     SECTION 8.2 UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS, INSUFFICIENT PAYMENT. In the event that an Order Form is: (i) not delivered to the addressee and is returned to MEEMIC by the United States Postal Service (or MEEMIC is unable to locate the addressee); (ii) not received by MEEMIC or its designee, or is received by MEEMIC or its designee after the date specified thereon; (iii) defectively completed or executed, or (iv) not accompanied by payment in full for the Subscription Shares subscribed for, the Subscription Rights of the Participant to whom such rights have been granted will not be honored and such Participant will be treated as having failed to return the completed Order Form within the time period specified therein. In the event that the payment for Subscription Shares tendered in connection with any Subscription Rights is dishonored, in whole or in part, by any Person, then such Subscription Rights shall not be honored and the Person to whom such Subscription Rights were granted shall be treated as having failed to timely exercise such Subscription Rights. Alternatively, MEEMIC may (but will not be required to) waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the Subscription Shares subscribed for by such date as MEEMIC may specify. Subscription orders, once tendered, may not be revoked; provided, however, that upon request of a Participant and evidence of exigent circumstances, MEEMIC and MEEMIC Holdings will waive the irrevocable nature of the subscription. In a circumstance where a waiver is granted, MEEMIC and MEEMIC Holdings will direct the return of the payment for the Subscription Shares subscribed for to the Participant. MEEMIC's interpretations of the terms and conditions of this Plan and determinations with respect to the acceptability of the Order Forms will be final, conclusive and binding upon all persons and MEEMIC (and the directors, officers, employees and agents of MEEMIC) shall not be liable to any person in connection with any such interpretation or determination.

     SECTION 8.3  SALES OF SUBSCRIPTION SHARES TO PERSONS WHO RESIDE IN
CERTAIN JURISDICTIONS.   MEEMIC will make reasonable efforts to comply
with the securities laws of all states in the United States in which Persons entitled to subscribe for Subscription Shares pursuant to the Plan reside. However, MEEMIC shall not be required to offer or sell Subscription Shares to any Person who resides in a foreign country or in any State in which such an offer would violate the State's law. No payment will be made to any Person in lieu of the granting of Subscription Rights to any such person. All of the Participants are believed to reside in the State of Michigan.

     SECTION 8.4 RESTRICTIONS ON TRANSFER OF SHARES. Shares purchased by Persons other than Officers may be transferred without restriction under the Plan. Shares purchased by Officers may not be sold for a period of one (1) year from the Effective Date, provided that a sale by a personal representative of a deceased Officer shall not be considered a sale by such Officer.

     The certificates representing Shares issued to Officers shall bear the following legend:

          The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one (1) year from the date of this Certificate pursuant to the provisions of Chapter 59 of the Michigan Insurance Code (the "Code") and may not be sold prior thereto without an opinion of counsel for MEEMIC and MEEMIC Holdings that such sale is permissible under the provisions of the Code.

     In addition, MEEMIC Holdings shall give appropriate instructions to its transfer agent with respect to the foregoing restrictions. Any Shares subsequently issued pursuant to a stock dividend, stock split or otherwise, with respect to restricted Shares shall be subject to the same holding period restrictions as are then applicable to such restricted Shares.

     SECTION 8.5 PURCHASES OF SHARES BY OFFICERS AND ASSOCIATES FOLLOWING CONVERSION. Without the prior approval of the Bureau, Officers and their Associates shall be prohibited for a period of three (3) years following the effective date of the Conversion from purchasing outstanding Shares, except through a broker-dealer. This Section 8.5 does not prohibit Officers from purchasing stock through Subscription Rights received pursuant to this Plan or pursuant to awards made under the Stock Compensation Plan.

     Stock options for Shares shall not be made available to Officers for a period of two (2) years following the Effective Date if the aggregate holdings of all such Officers exceed or would exceed fifteen percent (15%) of the Shares issued by MEEMIC Holdings. Notwithstanding the restriction, purchases may also be made within the three year period for the account of an Officer pursuant to a Tax-Qualified Employee Stock Benefit Plan subject to the ten percent (10%) limitation imposed by Section 500.5913 of the Act.


                                  ARTICLE IX
                         INTERPRETATION, AMENDMENT AND
                             TERMINATION OF THE PLAN

     SECTION 9.1  INTERPRETATION OF THE PLAN.

     (a) The Board of Directors of MEEMIC shall have the exclusive authority to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement the Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding, upon all persons and MEEMIC (or its directors, officers, employees or agents) shall not be liable to any person, in connection with any such interpretation, application or determination.

     (b) This Plan shall be governed and construed in accordance with the domestic laws of the State of Michigan and federal law.

     SECTION 9.2 AMENDMENT. The Plan may be amended at any time before it is approved by the Bureau by the affirmative vote of not less than two-thirds (2/3) of the directors of MEEMIC then in office. Once the Plan has been approved by the Bureau, the Plan may only be amended by the affirmative vote of not less than two-thirds (2/3) of the directors of MEEMIC then in office AND approval of such amendment by the Bureau.

     SECTION 9.3 TERMINATION. The Plan may be withdrawn or terminated at any time before it is approved by the Bureau by an affirmative vote of not less than two-thirds (2/3) of the directors of MEEMIC then in office.
Once the Plan has been approved by the Bureau, the Plan may only be withdrawn or terminated by the affirmative vote of not less than two-thirds (2/3) of the directors of MEEMIC then in office AND approval of the Bureau.